ACCESS SOLUTIONS INTERNATIONAL, INC.
                                650 Ten Rod Road
                       North Kingstown, Rhode Island 02852


                                                               As of May 8, 1998



Malcolm G. Chace or his designee
c/o Point Gammon Corporation
731 Hospital Trust Building
Providence, Rhode Island 02903

Re:  $1,000,000 Secured Promissory Note

Gentlemen:

     Access Solutions International, Inc., a Delaware corporation (the "Company"), hereby agrees with Malcolm G. Chace, an individual resident of the State of Rhode Island, or such Affiliate as may be designated by Malcolm G. Chace as his designee pursuant to the provisions of Section 7.04 hereof (the "Lender"), as follows:

                                    ARTICLE I

                             LOAN AND TERMS OF NOTE

     1.01. The Note. Pursuant to the terms of this Loan Agreement, the Company has authorized the issuance to the Lender of its Secured Promissory Note, due on the Repayment Date, as hereinafter defined, in the original principal amount of $1,000,000 (the "Note", which term shall also include any Note delivered in exchange or replacement therefor). The Note shall be substantially in the form set forth in Exhibit 1.01 hereto.

     1.02. Loan.

          (a) The Closing. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Lender agrees to make certain loans to the Company from time to time until the hereinafter defined Repayment Date in an aggregate principal amount not to exceed One Million Dollars ($1,000,000,000), which such advances under the Note shall be solely as provided in Section 1.05 hereof. Subject to the provisions of Article II hereof, the initial advance of funds under this Agreement and the Note shall take place at a closing (the "Closing") to be held at the office of Messrs. Hinckley, Allen & Snyder, 1500 Fleet Center, Providence, Rhode Island on May 8, 1998 at 3:00 p.m., or on such other date and at such time as may be mutually agreed upon.

          (b) Use of Proceeds. The Company agrees to use the full proceeds from the loans made hereunder solely to assist the Company in the Lawsuit, for working capital and to fulfill the Company's obligation to make advances to PaperClip Software, Inc. ("PaperClip") pursuant to a Management Agreement by and between the Company and PaperClip.

     1.03. Interest. Interest shall accrue on the outstanding principal balance of the Note at the rate of Nineteen Percent (19%) per annum until the payment in full of amounts under the Note. Payments of principal and interest on the Note, shall be made directly by check duly mailed or delivered to the Lender at its address referred to in Section 7.03 hereof, without any presentment or notation of payment, except that prior to any transfer of the Note, the holder of record shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.

     1.04. Required Repayments. Upon demand by the Lender after the earlier to occur of (i) the third anniversary of the Note, (ii) the settlement or the rendering of final judgment in the Lawsuit, as defined below, or (iii) the occurrence of an Event of Default (the "Repayment Date"), the Company will repay the entire then-outstanding principal amount under the Note, together with all accrued and unpaid interest then due on the amount so repaid.

     1.05. Advances. Advances under the Note (from and after satisfaction of the conditions set forth in Article II hereof, and initial funding of up to $650,000 at the Closing) will be in amounts equal to actual costs incurred by the Company for legal fees in connection with the Lawsuit (supported by appropriate documentation), excluding, however, any contingency fees owing by the Company in connection with the Lawsuit; provided however that the aggregate advances under the Note (including initial funding) shall in no event exceed $1,000,000. The Company shall have ten (10) days after receipt of an invoice for legal fees in connection with the Lawsuit to object in good faith to such invoice and failing such timely objection, such invoice will be deemed approved by the Company and the Lender may then advance amounts under the Note to pay such invoice.

     1.06 Security. The Note and the obligations evidenced by this Agreement will be secured by a perfected first priority lien on the accounts receivable, contract rights and proceeds, claims and choses in action of the Company arising out of or in connection with that certain civil action now pending in the United States District Court for the District of Rhode Island captioned :Access Solutions International, Inc. v. Data/Ware Development, Inc. and Eastman Kodak Company, C.A.No. 97-0501-L (the "Lawsuit") pursuant to the terms of a security agreement, by and between the Company and the Lender, substantially in the form set forth in Exhibit 1.06 hereto (the "Security Agreement").

     1.07 Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and, if requested in the case of any such other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.


                                   ARTICLE II

                        CONDITIONS TO LENDER'S OBLIGATION

     The obligation of the Lender to make the initial advance under the Note at the Closing is subject to the following conditions:

     2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

     2.02. Documentation at Closing. The Lender shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Lender and its special counsel:

          (a) A certified copy of all charter documents of the Company; a certified copy of the resolutions of the Board of Directors and, to the extent required, the stockholders of the Company evidencing approval of this Agreement, the Note and other matters contemplated hereby; a certified copy of the By-laws of the Company; and certified copies of all documents evidencing other necessary corporate approvals, if any, with respect to this Agreement, the Note and the Related Agreements, as hereinafter defined.

          (b) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company, authorized to sign this Agreement, the Note, the Related Agreements and the other documents or certificates to be delivered pursuant to this Agreement by the Company, or any of its officers, together with the true signatures of such officers. The Lender may conclusively rely on such certificates until it shall receive a further certificate of the Secretary or an Assistant Secretary canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (c) The agreements between the Company and PaperClip regarding the terms of a merger between such entities and attached hereto as Exhibit 2.02 shall remain in full force and effect.

          (d) Forbearance letters (the "Forbearance Letters") from the Company to certain of its creditors pursuant to which the foregoing secured creditors have agreed to forbear from the exercise of remedies arising from the Company's breach of its obligations to such creditors for such period and upon such terms and conditions as are reasonably satisfactory to the Lender.

          (e) The executed Assignment of Patent Interests, Side Letter regarding Patent Interest and Security Agreement (the "Related Agreements").


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants that:

     3.01. Organization and Standing. The Company and each Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company and each Subsidiary is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary. Attached hereto as Exhibit 3.01 is a schedule which correctly identifies all Subsidiaries of the Company as of the date hereof and shows with respect to each Subsidiary its jurisdiction of incorporation.

     3.02. Corporate Action. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Note, the Related Agreements and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. Neither the issuance of the Note nor the issuance of shares of the Company's common stock upon the exercise of the Conversion, is subject to preemptive or other similar statutory or contractual rights and will not conflict with any provisions of any agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

     3.03. Litigation. Other than the Lawsuit and except as disclosed in public filings by the Company with the Securities and Exchange Commission or in press releases of the Company, there is no litigation or governmental proceeding or investigation pending or, to the best of the knowledge of the Company, threatened in writing against the Company or any Subsidiary affecting any of its properties or assets, or against any officer, key employee or principal stockholder of the Company or any Subsidiary where such litigation, proceeding or investigation, either individually or in the aggregate, would have a material adverse effect on the Company or any Subsidiary, nor, to the best of the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted or which might call into question the validity of this Agreement, the Note, the Related Agreements or any action taken or to be taken pursuant hereto or thereto. Neither the Company nor any Subsidiary, nor, to the best of the knowledge of the Company, any officer or key employee of the Company or any Subsidiary is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company or any Subsidiary.

     3.04. Disclosure. Neither this Agreement, nor any other agreement, document, certificate or written statement furnished to the Lender or its special counsel by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.05. No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or any subsidiary for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any Subsidiary or any agent of the Company or any Subsidiary.

     3.06. Capitalization; Status of Capital Stock. The Company has a total authorized capitalization consisting of 13,000,000 shares of common stock, of which 3,965,199 shares are issued and outstanding and 1,000,000 shares of preferred stock, of which 0 shares are issued and outstanding. All of the outstanding capital stock of the Company have been duly authorized, are validly issued and are fully paid and non-assessable. The shares of the Company's common stock issuable upon exercise of the Conversion, when so issued, will be duly authorized, validly issued and fully paid and non-assessable. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. No holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company.


                                   ARTICLE IV

                      COVENANTS; REPORTING; INDEMNIFICATION

     4.01. Affirmative Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as the Note is outstanding, it will perform and observe the following covenants and provisions:

          (a) Punctual Payment. Pay the principal of and interest on the Note at the times and place and in the manner provided in the Note and herein.

          (b) PaperClip Merger. The Company will diligently and in good faith pursue consummation of the merger between the Company and PaperClip in a reasonably expeditious manner, consistent with the terms set forth on Exhibit
2.02 hereto.

          (c) The Conversion. Sufficient shares of authorized but unissued common stock of the Company will be reserved by appropriate corporate action in connection with the prospective exercise of the Conversion, as hereinafter defined.

     4.02. Negative Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as the Note is outstanding, it will not settle the Lawsuit or make any material decisions involving the Lawsuit without the prior written consent of the Lender.

     4.03. Reporting Requirements. The Company will furnish to the Lender as soon as possible and in any event within five (5) business days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief executive officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto.

     4.04. Indemnification. The Company hereby indemnifies and holds the Lender and/or his designee (collectively, the "Indemnified Parties") harmless from and against, and agrees to defend promptly each of the Indemnified Parties for, any and all losses, damages, costs, expenses, fines, penalties, settlement payments and expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal and professional costs and expenses (hereinafter referred to collectively as "Losses"), that any of the Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with the following (the "Claims"): (i) any breach or inaccuracy of any of the representations and warranties made by the Company in or pursuant to this Agreement; (ii) any failure of the Company to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by the Company pursuant to this Agreement and (iii) the Lawsuit (excluding the obligation of the Lender undertaken hereunder to advance funds to the Company with respect to legal fees incurred by the Company in connection with the Lawsuit).

                                    ARTICLE V

                                EVENTS OF DEFAULT

     5.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Company shall fail to pay any installment of principal, interest or fees on the Note within ten (10) days after the same becomes due; or

          (b) Any representation or warranty made by the Company or any Subsidiary in this Agreement or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement or the Related Agreements, shall prove to have been incorrect when made in any material respect; or

          (c) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note or the Related Agreements on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the Lender; or

          (d) Subject to the Forbearance Letters, the Company or any Subsidiary shall fail to pay any indebtedness for borrowed money (other than as evidenced by the Note) owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness for borrowed money shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Note) evidencing or securing or relating to any indebtedness for borrowed money owing by the Company or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period); or

          (e) The Company or any Subsidiary shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11, by its failure to obtain a dismissal within sixty
(60) days of any petition seeking such order; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or
(vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

          (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within (60) days after its issue or levy;

then, and in any such event, the obligation of the Lender to make advances under the Note as provided in Section 1.05 hereof shall immediately cease and terminate and the Lender or any other holder of the Note may, by notice to the Company, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

                                   ARTICLE VI

                                   CONVERSION

     6.01 Optional Conversion. The Lender shall have the right, at his option at any time after August 24, 1998 (provided that and so long as the Company is not then a party to a binding agreement with the party or parties providing the hereinafter defined Equity Infusion and which such agreement remains in full force and effect), to convert the Note into that number of fully paid and nonassessable shares of the Company's common stock as is obtained by dividing the outstanding principal and interest balance of the Note as of the date of conversion by the hereinafter defined Market Price (the "Optional Conversion"). Such Optional Conversion shall be exercised by the Lender giving written notice of such election to convert, surrender of the Note to the Company, the Company's payment to the Lender of interest accrued on the Note through the date of such conversion and the issuance of the Company to the Lender of that number of shares of the Company's common stock as is obtained by the above formula. As used herein, the term "Market Price" on any day shall mean the average of the daily market prices of shares of the Company's common stock over a period of 20 consecutive business days prior to the day as of which "Market Price" is being determined. The market price for each such business day shall be the average of the highest bid and lowest asked prices on all domestic exchanges on which the shares of the Company's common stock is then listed at the end of such day, or, if the shares of the Company's common stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 3:30 p.m., New York time, on such day, or if the shares of the Company's common stock shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over the counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the shares of the Company's common stock is listed on any domestic exchange the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If at any time bid and asked prices for the shares of the Company's common stock are not then available or the shares of the Company's common stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be deemed to be the highest of
(i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the board of directors of the Company, as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (ii) the fair value thereof, which shall be reasonably determined by the board of directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

     6.02 Mandatory Conversion. The Lender shall convert the Note into that number of fully paid and nonassessable shares of the Company's common stock as is obtained by dividing the outstanding principal balance of the Note as of the date of conversion by the lowest per share issue price for shares of the Company's common stock that the Company has issued or sold in connection with the Equity Infusion, as defined below; provided that each of the following conditions shall have been met: (i) the Lender is reasonably satisfied with the terms and conditions associated with the Equity Infusion, (ii) the proceeds to the Company from the Equity Infusion are not less than $1,250,000, (iii) the merger of the Company with PaperClip, consistent with the terms set forth on
Exhibit 2.02 hereto, has been or will simultaneously with such conversion be consummated, (iv) the Company shall have paid any and all interest that has accrued under the Note as of the date of such conversion and (v) the shares of the Company's Common Stock to be issued to the Lender shall have at least as favorable rights and benefits as afforded to the capital stock of the Company issued in connection with the Equity Infusion (the "Mandatory Conversion") (the Optional Conversion and the Mandatory Conversion are sometimes also referred to herein as the "Conversion"). As used herein, the term "Equity Infusion" shall mean the receipt by the Company of additional capital through the purchase of the Company's securities by third parties. Such Mandatory Conversion shall be exercised by the Company giving written notice of such to the Lender, together with evidence that the foregoing conditions have been met, surrender of the Note to the Company by the Lender, the Company's payment to the Lender of interest accrued on the Note through the date of such conversion and the issuance by the Company to the Lender of that number of shares of the Company's common stock as is obtained by the above formula.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender, or any other holder of the Note in exercising any right, power or remedy he reunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     7.02. Amendments, Waivers and Consents. Any provision in this Agreement, the Note to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the Lender. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

     7.03. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to the applicable party at the addresses indicated below:

     If to the Company:

         Access Solutions International Inc.
         650 Ten Rod Road
         North Kingstown, Rhode Island 02852
         Attention:  Robert H. Stone, President and Chief Executive Officer

     with a copy to:

         Edwards & Angell
         2700 Hospital Trust Tower
         Providence, Rhode Island 02903
         Attention:  John E. Ottaviani

     If to the Lender:

         Malcolm G. Chace
         c/o Point Gammon Corporation
         731 Hospital Trust Building
         Providence, Rhode Island  02903

     with a copy to:

         Hinckley, Allen & Snyder
         1500 Fleet Center
         Providence, Rhode Island  02903
         Attention:  Malcolm Farmer III

     If to any other holder of the Note: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

     7.04. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns, except that the Company shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Lender and, except for an assignment by the Lender to an Affiliate of its rights under this Agreement (which such assignment shall be expressly permitted without the consent of the Company), the Lender shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Company. The Company acknowledges and agrees that the Lender may designate an Affiliate as his designee hereunder and in such case will assign all of his rights under this Agreement and any documents executed in connection herewith to said Affiliate and will transfer to said Affiliate any and all of the Note. The Lender will provide the Company with notice of any such assignment. "Affiliate" means, singly and collectively, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Lender or the Company, as the case may be and expressly includes any trust or trusts under which trust agreements the Lender is a trustee or a beneficiary. "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     7.05. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Note, the Related Agreements or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof and the making of the loans.

     7.06. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     7.07. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     7.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island.

     7.09. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     7.10. Sealed Instrument. This Agreement is executed as an instrument under seal.

     7.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     7.12. Further Assurances. From and after the date of this Agreement, upon the request of the Lender, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be reasonably requested by the Lender to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Note and the Related Agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     ACCESS SOLUTIONS
                                     INTERNATIONAL, INC.


                                     By:  /s/ Robert H. Stone
                                     Title:  President and CEO



                                     /s/ Malcolm G. Chace
                                     --------------------------------
                                     MALCOLM G. CHACE